EXHIBIT 4.1


                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                                   Q-MED, INC.

                                       AND

                            GALEN PARTNERS III, L.P.

                   GALEN PARTNERS INTERNATIONAL III, L.P., AND

                          GALEN EMPLOYEE FUND III, L.P.




                          Dated as of December 18, 1997


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                                TABLE OF CONTENTS

                                                                            Page

1.     Issuance and Sale of Notes..............................................1
       1.1.     The Purchase...................................................1
       1.2.     The Closing....................................................1
       1.3.     Definitions....................................................2

2.     Conditions of Closing...................................................2
       2.1.     Conditions to the Closing......................................2

3.     Representations and Warranties of the Company...........................4
       3.1.     Organization and Qualification.................................4
       3.2.     Due Authorization..............................................4
       3.3.     Capitalization.................................................5
       3.4.     SEC Reports....................................................5
       3.5.     Financial Statements...........................................5
       3.6.     Litigation.....................................................6
       3.7.     Title to Properties; Insurance.................................6
       3.8.     Consents.......................................................6
       3.9.     Holding Company Act and Investment Company Act.................7
       3.10.    Taxes..........................................................7
       3.11.    Employee Benefit Plans.........................................7
       3.12.    Intellectual Property Rights...................................8
       3.13.    Possession of Franchises, Licenses, Etc.......................10
       3.14.    Compliance with Laws..........................................10
       3.15.    Conflicting Agreements and Charter Provisions.................10
       3.16.    Subsidiaries..................................................11
       3.17.    Disclosure....................................................11

       3.18.    Offering of Securities........................................11
       3.19.    Products......................................................12
       3.20.    Use of Proceeds...............................................12
       3.21.    Election of Directors.........................................13
       3.22.    Brokers or Finders............................................13

4.     Representations and Warranties of the Purchaser........................13
       4.1.     Organization and Qualification................................13
       4.2.     Due Authorization.............................................13
       4.3.     Consents......................................................14
       4.4.     Conflicting Agreements........................................14
       4.5.     Acquisition for Investment....................................14
       4.6.     Brokers or Finders............................................14
       4.7.     Accredited Investor...........................................14

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5.     Registration, Exchange and Transfer of Notes...........................15
       5.1.     The Note Register; Persons Deemed Owners......................15
       5.2.     Issuance of New Notes Upon Exchange or Transfer...............15

6.     Payment of Notes.......................................................15
       6.1.     Home Office Payment...........................................15
       6.2.     Limitation on Interest........................................15
       6.3.     Interest......................................................16

7.     Covenants of the Company...............................................16
       7.1.     Limitation on Indebtedness....................................16
       7.2.     Dividends and Distributions...................................16
       7.3.     Compliance with Laws..........................................16
       7.4.     Limitation of Agreements......................................16
       7.5.     Preservation of Franchises and Existence......................16
       7.6.     Insurance.....................................................17
       7.7.     Payment of Taxes and Other Charges............................17
       7.8.     Financial Statements and Other Reports........................17
       7.9.     Lost, Stolen, Damaged and Destroyed Securities................17
       7.10.    Financial Statements and Other Reports; Access................18
       7.11.    Information; Access...........................................19
       7.12.    Transactions with Affiliates..................................19
       7.13.    Notice of Breach..............................................19
       7.14.    Right of the Purchaser to Designate Directors.................19
       7.15.    Board and Committee Notice Requirement........................20
       7.16.    Action by the Board of Directors..............................20
       7.17.    Reimbursement of Certain Expenses.............................21
       7.18.    Directors' Indemnification; Insurance.........................21
       7.19.    Merger, etc...................................................21
       7.20.    Certain Additional Payments Following Redemption
                under Certain Circumstances...................................22

8.     Events of Default and Remedies.........................................22
       8.1.     Events of Default.............................................22
       8.2.     Acceleration of Maturity......................................24
       8.3.     Other Remedies................................................25
       8.4.     Conduct no Waiver; Collection Expenses........................25
       8.5.     Annulment of Acceleration.....................................25
       8.6.     Remedies Cumulative...........................................26

9.     Redemption.............................................................26
       9.1.     Optional Redemption...........................................26
       9.2.     Change in Control.............................................27
       9.3.     Redemption Procedures.........................................27

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10.    Conversion.............................................................28
       10.1.    Holder's Option to Convert into Common Stock..................28
       10.2.    Exercise of Conversion Privilege..............................29
       10.3.    Fractions of Shares; Interest.................................29
       10.4.    Reservation of Stock; Listing.................................30
       10.5.    Rights........................................................30
       10.6.    Adjustment of Conversion Price................................30
       10.7.    Notice of Certain Corporate Actions...........................34
       10.8.    Reports as to Adjustments.....................................35

11.    Subordination of Notes.................................................35
       11.1.    Subordination of Notes to Senior Indebtedness.................35
       11.2.    Proofs of Claim of Holders of Senior Indebtedness; Voting.....38
       11.3.    Rights of Holders of Senior Indebtedness Unimpaired...........39
       11.4.    Effects of Event of Default...................................39
       11.5.    Company's Obligations Unimpaired..............................39
       11.6.    Subrogation...................................................39

12.    Interpretation.........................................................40
       12.1     Definitions...................................................40
       12.2.    Accounting Principles.........................................47

13.    Miscellaneous..........................................................47
       13.1.    Payments......................................................47
       13.2.    Severability..................................................48
       13.3.    Specific Enforcement..........................................48
       13.4.    Entire Agreement..............................................48
       13.5.    Counterparts..................................................48
       13.6.    Notices and other Communications..............................48
       13.7.    Amendments....................................................50
       13.8.    Cooperation; Further Assurances...............................50
       13.9.    Successors and Assigns........................................50
       13.10.   Expenses......................................................50
       13.11.   Indemnification...............................................50
       13.12.   Survival......................................................51
       13.13.   Transfer of Securities........................................51
       13.14.   GOVERNING LAW.................................................52
       13.15.   Submission to Jurisdiction....................................52
       13.16.   Service of Process............................................52
       13.17.   WAIVER OF JURY TRIAL..........................................52
       13.18.   Public Announcements..........................................52
       13.19.   Signatures....................................................53

                                     -iii-

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Exhibit A -       Form of Note
Exhibit B -       Form of Legal Opinion of Sommer & Schneider LLP
Exhibit C -       Form of Certificate of the Company
Exhibit D -       Form of Registration Rights Agreement
Exhibit E -       Financial Forecasts of the Company

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            THIS NOTE PURCHASE AGREEMENT, dated as of December 18, 1997 (this
"AGREEMENT"), between Q-Med, Inc., a Delaware corporation (the "COMPANY"), and Galen Partners III, L.P., a Delaware limited partnership, Galen Partners International III, L.P., a Delaware limited partnership, and Galen Employee Fund III, L.P., a Delaware limited Partnership (collectively, the "PURCHASER").

            WHEREAS, subject to the terms and conditions specified herein, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, 8.00% Subordinated Convertible Notes due December 18, 2002 issued by the Company in the aggregate principal amount set forth herein;

            WHEREAS, the Notes (as hereinafter defined) shall be convertible (under the circumstances described herein and in the Notes) into shares (the "SHARES"; and together with the Notes, the "SECURITIES") of Common Stock, $.001 par value of the Company (the "COMMON STOCK"); and

            WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

      1.    ISSUANCE AND SALE OF NOTES.

            1.1. THE PURCHASE. At the Closing (as defined in Section 1.2), on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, Notes in the aggregate principal amount of $2,000,000 (the "NOTES"). The aggregate purchase price to be paid by the Purchaser for the Notes is $2,000,000. The Notes shall be in the form of Exhibit A hereto.

            1.2. THE CLOSING. (a) The Closing of the transactions contemplated by Section 1.1 (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004. At the Closing, (i) the Company shall deliver to the Purchaser the Notes in the aggregate principal amount of $2,000,000, dated the Closing Date, registered in the name of the Purchaser or its nominee (which nominee shall be reasonably acceptable to the Company) and (ii) the Purchaser shall deliver $2,000,000 (less any Expenses payable by the Company pursuant to Section 13.10) in immediately available funds to the Company by wire transfer to an account designated by the Company (the "ACCOUNT").

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            (b) The Closing shall be deemed to have taken place in the State of
New York.

            1.3. DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 12 hereof.

      2.    CONDITIONS OF CLOSING.

            2.1. CONDITIONS TO THE CLOSING. The obligation of the Purchaser to consummate the transactions contemplated herein at the Closing are subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

                          (i) the representations and warranties of the Company
               contained in this Agreement shall be true and correct as of the date of the Closing; the Company shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing, no Event of Default shall have occurred and be continuing on the date of the Closing, nor shall an Event of Default result from or exist after giving effect to the purchase and sale of the Notes and the consummation of the transactions contemplated hereby; and the Purchaser shall have received a certificate of the Chief Executive Officer of the Company dated the date of the Closing to such effect;

                          (ii) all consents, approvals, authorizations,
               exemptions and waivers from Governmental Entities that shall be required in order to enable the Purchaser to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal);

                          (iii)there shall not have been issued any injunction,
               order or other decree or enacted any Law which prevents the consummation of the transactions contemplated by any of the Transaction Documents;

                          (iv) there shall not have been instituted, pending or
               threatened any action, suit or proceeding by or before any court or Governmental Entity (A) which may be reasonably expected to enjoin consummation of the transactions contemplated by any of the Transaction Documents or (B) otherwise affecting the Purchaser, the

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               Company or any of their respective subsidiaries or affiliates which may reasonably be expected to have a material adverse effect on the Purchaser or a Material Adverse Effect;

                          (v) there shall not have occurred after November 30,
               1996 any material adverse change or any development involving a prospective material adverse change (including as a result of any change in the Law) which has caused or is reasonably likely to cause a Material Adverse Effect except for those disclosed in
               Schedule 3.5;

                          (vi) Sommer & Schneider LLP, counsel to the Company,
               shall have delivered to the Purchaser an opinion dated the date of the Closing, in form reasonably satisfactory to the Purchaser, with respect to the matters set forth in EXHIBIT B hereto;

                          (vii)all corporate proceedings taken in connection
               with the transactions contemplated hereby, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said transactions, including a certificate of the Company in the form of EXHIBIT C hereto.

                          (viii) the Company shall have executed and delivered
               the registration rights agreement in the form of EXHIBIT D hereto (the "REGISTRATION RIGHTS AGREEMENT");

                          (ix) a person designated by Purchaser who is a bona
               fide employee or regular consultant to Purchaser or any of its Affiliates or another person reasonably acceptable to the Company (the "ORIGINAL PURCHASER DESIGNEE") shall have been appointed to the Board of Directors of the Company as the Purchaser Designee effective as of the Closing to fill a vacancy created by enlarging the size of the Board of Directors;

                          (x) the Company shall have delivered to the Purchaser
               internal management statements for each of the two months ended October 31, 1997, prepared in a manner consistent with management statements for prior periods included in the Company's reports to the SEC (the "INTERNAL STATEMENTS"); and

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                          (xi) the Company shall have paid all Expenses payable
               by the Company pursuant to Section 13.10.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof, as follows:

            3.1. ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation and each has the power to own its respective property and to carry on its respective business as now being conducted and as contemplated to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.

            3.2. DUE AUTHORIZATION. The Company has all right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents and the issuance and sale of the Notes by the Company and compliance by the Company with all the provisions of each of the Transaction Documents (including the issuance of Shares upon conversion of the Notes and the issuance of Shares in connection with any interest payment under the Notes) and consummation by the Company of the transactions contemplated hereby (i) are within the corporate power and authority of the Company; (ii) do not or will not require the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Registration Rights Agreement have been, and the Notes when delivered by the Company will have been, duly executed and delivered by the Company and constitute, or, in the case of the Notes, will constitute, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Shares of Common Stock issuable upon conversion of the Notes and the Shares of Common Stock issuable in connection with any interest payment under the Notes have been validly reserved for issuance, and upon issuance, will be validly issued and outstanding, fully paid, and nonassessable. The Board of Directors of the Company has unanimously approved the transactions contemplated hereby for the purposes of Section 203 of General Corporation Law of the State of Delaware (the "DGCL "), pursuant to
Section 203(a)(1) thereof. The

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Company has furnished to the Purchaser true and correct copies of the Company's
Certificate of Incorporation and By-Laws as in effect on the date of this Agreement.

            3.3. CAPITALIZATION. The authorized Capital Stock of the Company consists of 20,000,000 shares of Common Stock, of which, as of December 8, 1997, 9,648,519 shares were outstanding. The Company does not have any class of authorized stock other than Common Stock. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except for the options and warrants, listed on Schedule 3.3, there are no outstanding option, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. Except as set forth in Schedule
3.3 there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which the Company is bound relating to the shares of Capital Stock of the Company. The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. . Expect as set forth in Schedule 3.3 hereto, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders or purchased or otherwise redeemed any shares of its Capital Stock. The issuance of the Notes and the Conversion Shares will not result in any anti-dilution adjustment under any security of the Company currently outstanding.

            3.4. SEC REPORTS. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after December 1, 1994 and has made available to the Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the Commission (collectively, the "SEC REPORTS"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which individually or in the aggregate may have a Material Adverse Effect.

            3.5. FINANCIAL STATEMENTS. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently

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followed (except as indicated in the notes thereto) throughout the periods involved and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in Schedule 3.5, the Company has no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of November 30, 1996 included in the SEC Reports or (ii) liabilities and obligations incurred in the ordinary course of business since November 30, 1996 which individually or in the aggregate do not have a Material Adverse Effect. Since November 30, 1996, the Company has operated its business only in the ordinary course and there has not been individually or in the aggregate any Material Adverse Change, other than changes disclosed in the SEC Reports or the Internal Statements or otherwise set forth in Schedule 3.5 hereto. The financial forecasts furnished by the Company to the Purchaser, a copy of which is attached hereto as EXHIBIT E, have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company based on the assumptions set forth in EXHIBIT E.

            3.6. LITIGATION. Except as set forth in Schedule 3.6 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets by or before any court, arbitrator or other Governmental Entity.

            3.7. TITLE TO PROPERTIES; INSURANCE. The Company and its Subsidiaries have good and valid title to, or, in the case of property leased by them as lessee, a valid and subsisting leasehold interest in, its properties and assets, free of all liens and encumbrances other than as set forth in Schedule
3.7 hereto and those referred to in the financial statements of the Company (or the notes thereto) for the year ended November 30, 1996 included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiaries taken as a whole. The assets and properties owned by, or leased to, the Company and its Subsidiaries, are all of the assets and properties necessary for the Company and its Subsidiaries to operate their respective businesses as now being conducted and as contemplated to be conducted. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable and customary for companies engaged in the same or similar business.

            3.8. CONSENTS. Assuming the accuracy of the representations of the Purchaser set forth in Sections 4.5 and 4.7, except as set forth on Schedule 3.8, the

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Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents or the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect of any of the Transaction Documents, except for filings required pursuant to state and federal securities laws to effect any registration of any of the Securities pursuant to the Registration Rights Agreement and except for the filings required pursuant to Section 13 of the Exchange Act and Regulation D under the Securities Act to report the consummation of the transaction contemplated hereby.

            3.9. HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

            3.10. TAXES. The Company and its Subsidiaries have timely filed all Tax Returns required to be filed. All such Tax Returns are true, correct and complete, except for such instances which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect. All Taxes of the Company and its Subsidiaries which are (i) shown as due on such Returns,
(ii) otherwise due and payable or (iii) claimed or asserted by any Taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports. Neither the Company nor any of its Subsidiaries know of any proposed or threatened Tax claims or assessments which, if upheld, would individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have withheld and paid over to the relevant Taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

            3.11. EMPLOYEE BENEFIT PLANS. Neither the Company, any Subsidiary nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Company, any Subsidiary or any ERISA Affiliate required to contribute to, nor has the Company, any Subsidiary or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) or any "multiemployer plan" (within the meaning of Section

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3(37) or Section 4001(a)(3) of ERISA). The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events, including, but not limited to, the conversion of Notes (i) constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, (or) (ii) result in the payment of an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code). Except as set forth in Schedule 3.11, each "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company for the benefit of its Employees (an "EMPLOYEE PLAN") has been maintained in accordance with its terms and all provisions of applicable law. To the best knowledge of the Company, no "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Plan.

            3.12. INTELLECTUAL PROPERTY RIGHTS. (a) The Company and each of its Subsidiaries owns the entire right, title and interest in and to the Intellectual Property free and clear of any claims, liens or encumbrances of any kind, except as would not have or would not reasonably be expected to have a Material Adverse Effect. All patent, copyright and trademark registrations with respect to the Intellectual Property are valid, subsisting, enforceable and in full force and effect, and all patent applications, copyright applications and trademark applications with respect to the Intellectual Property are pending and in good standing, all without challenge of any kind and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any governmental authority or arbitrator, in each case, except as would not have or would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has taken and is presently taking all steps necessary to prevent any impairment of its right to make use of the Intellectual Property, and the Company and each of its Subsidiaries has filed all appropriate renewals, extensions, affidavits of continued use and/or incontestability and has paid all fees associated therewith, necessary to maintain the Intellectual Property, except where such failure would not have or would not reasonably be expected to have a Material Adverse Effect. There is no claim or demand of any Person or dispute with any Person with respect to any Intellectual Property, except where such claim or demand would not have and would not reasonably be expected to have a Material Adverse Effect.

            (b) To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any intellectual property right of any third party nor does any interference, infringement, or misappropriation result from the development, use, or sale of any of the Company's or any of its Subsidiaries' products. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any intellectual property right of any third party), nor does the Company nor any of its Subsidiaries have knowledge or any basis for any such claim. To the best knowledge of the Company and each of its Subsidiaries, no third party has interfered with, infringed upon, misappropriated or otherwise used (whether or not such use constitutes infringement) any Intellectual Property, except where such interference, infringement or misappropriation would not have or would not reasonably be expected to have a Material Adverse Effect.

            (c) Neither the Company nor any of its Subsidiaries has disclosed any of its proprietary information that, if disclosed, would materially adversely affect its business other than (i) in the regular and ordinary course of business, to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to the Company, (ii) in connection with entering into this Agreement, (iii) to governmental authorities from time to time as requested or (iv) to other Persons subject to agreements regarding the confidential treatment thereof.

            (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of the Company or its Subsidiaries either: (i) have been party to a "work-for-hire" arrangement or agreement with the Company or any of its Subsidiaries, in accordance with applicable federal and state law, that has accorded the Company or its Subsidiaries full, effective, exclusive, and original ownership of all tangible and intangible property and rights thereby arising; or (ii) have executed appropriate instruments of assignment in favor of the Company or its Subsidiaries as assignee that have conveyed to the Company or its Subsidiaries full, effective, and exclusive ownership of all tangible and intangible property and rights thereby arising.

            (e) As used in this Agreement, "INTELLECTUAL PROPERTY" means all intellectual property owned, leased, licensed, or used by the Company or any of its Subsidiaries, including without limitation, (i) all world wide inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, renewals and derivative in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, addresses, phone numbers, pricing and cost information, and business and marketing plans and proposals),
(vi) all computer software and computer programs, (vii) all other proprietary rights of any type of description (regardless of whether the same have been formally registered), (viii) all copies and tangible embodiments thereof (in whatever form or medium) and (ix) all licenses, sublicenses and agreements in connection with the foregoing.

            3.13. POSSESSION OF FRANCHISES, LICENSES, ETC. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its respective properties and assets, except for those the absence of which would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect, and neither the Company nor its Subsidiaries is in violation of any thereof, except for violations which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

            3.14. COMPLIANCE WITH LAWS. The Company and its Subsidiaries are, and at all times have been, in compliance with all applicable Laws including, without limitation, those relating to protection of the environment, employment opportunity and employee safety, except where the failure to comply would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.

            3.15. CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Neither the Company nor its Subsidiaries is a party to any Contract or subject to any charter or By-Law provision or any judgment or decree which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of any of the Transaction Documents, nor the issuance of any of the Securities, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the prepayment of the Notes as contemplated hereby or by the Notes, nor the conversion of the Notes into Shares as contemplated hereby or by the Notes, nor the issuance of Shares in connection with any interest payment under the Notes as contemplated by the Notes, will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries or any Contract of the Company or any of its Subsidiaries. Each of the Contracts of the Company and its Subsidiaries is a legal and binding agreement of the Company or Subsidiary party thereto enforceable in accordance with its terms and is in full force and effect, except where such failure would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, or is in default under any other Contracts, except for defaults under such other Contracts which would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.

            3.16. SUBSIDIARIES. Except as set forth in Schedule 3.16, the Company does not own, directly or indirectly, any capital stock or other proprietary interest in any corporation, limited liability company, association, trust, partnership, joint venture or other entity. Except as set forth in
Schedule 3.16, all of the outstanding shares of capital stock of each Subsidiary are owned by the Company. There are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of any Subsidiary, or Contracts by which any Subsidiary is or may become bound to issue additional shares of its capital stock or options, warrants or other rights to purchase or acquire any shares of its capital stock. No Subsidiary has declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders or purchased or otherwise redeemed any shares of its capital stock. Except as set forth in Schedule 3.16, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Subsidiaries are a party or to which the Subsidiaries are bound relating to the voting of any shares of capital stock of any of the Subsidiaries.

            3.17. DISCLOSURE. Neither this Agreement nor any Schedule hereto, nor any certificate furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to the Purchaser or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the Company or its Subsidiaries or the business, financial condition, operations, property, affairs or prospects of the Company or its Subsidiaries or the ability of the Company or its Subsidiaries to perform its obligations under the Agreement or any of the Transaction Documents.

            3.18. OFFERING OF SECURITIES. Neither the Company nor any Person acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated by the Registration Rights Agreement will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

            3.19. PRODUCTS. (a) Except as set forth in Schedule 3.19, each of the products currently being produced or sold by the Company and its Subsidiaries (i) is in compliance in all material respects with all applicable Laws and (ii) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale.

            (b) Except as set forth in Schedule 3.19, the Company does not know of any claim, or the basis of any claim against the Company or any of its Subsidiaries for injury to person or property, employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its Subsidiaries including claims arising out of the defective or unsafe use or unsafe nature of its products or services, which has had or is reasonably likely to have a Material Adverse Effect.

            (c) Schedule 3.19 sets forth a list of all licenses and approvals granted by or pending with any Governmental Entity in any country to market any product of the Company and its Subsidiaries (the "COMPANY PRODUCT REGISTRATIONS"). All products sold under the Company Product Registrations are manufactured and marketed in all material respects in accordance with the specifications and standards contained in the Company Product Registrations. The Company and its Subsidiaries have the sole rights under the Company Product Registrations and such registrations are in full force and effect.

            (d) Except as disclosed in Schedule 3.19, since December 1, 1995 there have been no statements, citations, warning letters, FDA Forms 483, or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed at any time by the Company or any of its Subsidiaries is defective or fails to meet any applicable standards promulgated by any such Governmental Entity. Except as disclosed in Schedule 3.19, there is no proceeding by the FDA or any other Governmental Entity, including, but not limited to, a grand jury investigation, a 405 hearing or a civil penalty proceeding, pending, or to the Company's knowledge threatened, against the Company or any of its Subsidiaries, and no such proceedings have been brought at any time in the past relating to the safety or efficacy of the products of the Company and its Subsidiaries and, to the Company's knowledge, there is no basis for such a proceeding.

            3.20. USE OF PROCEEDS. (a) The proceeds of the sale of the Notes will be used by the Company as set forth on Schedule 3.20 hereto.

            (b) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Notes to purchase or carry any "security", as defined in Section 3(a)(10) of the

Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

            (c) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of Law.

            3.21. ELECTION OF DIRECTORS. The Purchaser designee has been duly appointed to serve as a member of the Board of Directors of the Company to fill the vacancy created as a result of the enlarging of the size of the Board of Directors to six directors.

            3.22. BROKERS OR FINDERS. Except as set forth in Schedule 3.21, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by this Agreement.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants as of the date hereof as follows:

            4.1. ORGANIZATION AND QUALIFICATION. The Purchaser is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware and has the requisite power to own its respective property and to carry on its business as now being conducted and as contemplated to be conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

            4.2. DUE AUTHORIZATION. The Purchaser has all right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the compliance by the Purchaser with all of the provisions of this Agreement and the Registration Rights Agreement and consummation by the Purchaser of the transactions contemplated hereby and thereby (i) are within the partnership powers of the Purchaser and (ii) have been duly authorized by all necessary partnership action on behalf of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            4.3. CONSENTS. Except as set forth on Schedule 4.3, the Purchaser is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution, delivery of either this Agreement or the Registration Rights Agreement or the performance by the Purchaser of its obligations in respect hereof and thereof except for filings after the Closing under the Exchange Act and any filings required pursuant to
Section 13 of the Exchange Act or under the HSR Act which may be required in connection with the conversion of the Notes.

            4.4. CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the conversion of the indebtedness evidenced by the Notes into Common Stock as contemplated hereby or by the Notes, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of the organizational documents of the Purchaser or any Contract to which the Purchaser or any of its respective properties is subject.

            4.5. ACQUISITION FOR INVESTMENT. The Purchaser is acquiring the Notes (and the Shares to be issued upon conversion of the Notes) being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof except in compliance with all applicable securities Laws. The Purchaser acknowledges that the Securities, including the Shares issuable upon conversion of the Notes, have not been registered under the Securities Act or any state securities laws, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement

            4.6. BROKERS OR FINDERS. No agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement for which the Company will be responsible.

            4.7. ACCREDITED INVESTOR. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

      5. REGISTRATION, EXCHANGE AND TRANSFER OF NOTES.

            5.1. THE NOTE REGISTER; PERSONS DEEMED OWNERS. The Company shall maintain, at its office designated for notices in accordance with Section 13.6, a register for the Notes (the "NOTE REGISTER"), in which the Company shall record the name and address of the Person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the Person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 5.

            5.2. ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 13.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing, and shall be accompanied by a signature guarantee from a bank or brokerage firm. The Company may also condition the issuance of any new Note or Notes to a Person other than the holder thereof on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

      6. PAYMENT OF NOTES.

            6.1. HOME OFFICE PAYMENT. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) at the account/address to be specified by the Purchaser for such purpose by notice to the Company not less than three nor more than seven business days before such payment is due, by wire transfer of immediately available funds. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

            6.2. LIMITATION ON INTEREST. No provision of this Agreement or of the Notes shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein or in the Notes, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by

Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Notes to the contrary notwithstanding.

            6.3. INTEREST. Interest on the principal amount of the Notes shall be due and payable as provided in the Notes.

      7. COVENANTS OF THE COMPANY.

            A. The Company covenants that from and after the date hereof and for so long as any of the Notes are outstanding:

            7.1. LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Indebtedness (in addition to Indebtedness represented by the Notes) in excess of $3,000,000.

            7.2. DIVIDENDS AND DISTRIBUTIONS. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend or make any distribution in cash or property to holders of Capital Stock of the Company or any Subsidiary of the Company or (ii) purchase, redeem or otherwise acquire or retire for value (other than through the issuance solely of Capital Stock of the Company) any Capital Stock or warrants, rights or options to acquire Capital Stock of the Company or any securities exchangeable for or convertible into any such shares or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary or any such warrant, rights or options on convertible securities.

            7.3. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, compliance with the reporting requirements of all applicable securities Laws; PROVIDED that the Company shall not be deemed to be in violation of this Section 7.3 as a result of any failure to comply with any provisions of any such Laws, the noncompliance with which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or have a materially adverse effect on the ability of the holder of any Securities to sell such Securities.

            7.4. LIMITATION OF AGREEMENTS. The Company will not, and will not permit any Subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which contractually prohibits the Company from paying interest on, or principal of, the Notes or effecting the conversion of the Notes.

            7.5. PRESERVATION OF FRANCHISES AND EXISTENCE. The Company will maintain and cause each Subsidiary to maintain its corporate existence, rights and franchises in full force and effect, PROVIDED that nothing in this Section 7.5 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

            7.6. INSURANCE. The Company will, and will cause each Subsidiary to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties. The Company will list the Purchaser as an additional insured under the policies of insurance maintained by the Company pursuant to
Section 19.2 of the Agreement, effective as of April 1, 1996 between the Company and Smithkline Beecham Healthcare Services.

            7.7. PAYMENT OF TAXES AND OTHER CHARGES. The Company will pay or discharge, and will cause each Subsidiary to pay or discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or any of its properties or income, and (ii) all claims of materialmen, mechanics, landlords and other like Persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

            7.8. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company will furnish to each holder of the Notes, at the times specified in Section 7.10, the information and reports required to be delivered to the Purchaser pursuant to
Section 7.10.

            7.9. LOST, STOLEN, DAMAGED AND DESTROYED SECURITIES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Common Stock or a Note and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser to so indemnify the Company and which, in the case of any Person other than the Purchaser, shall be delivery of an indemnity bond), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

            B. The Company covenants that from and after the date hereof and thereafter for so long as any Purchaser (and/or any of its Affiliates) owns any of the Securities:

            7.10. FINANCIAL STATEMENTS AND OTHER REPORTS; ACCESS.

                    (i) The Company will, as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated operations and cash flows and a statement of consolidated stockholder's equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments; PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

                    (ii) it will, as soon as practicable and in any event within 105 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated operations and cash flows and a statement of changes in consolidated stockholder's equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and certified, without qualification (other than additional disclosure relating to the Company's ability to continue as a going concern), by independent public accountants of recognized national standing selected by the Company; PROVIDED, HOWEVER, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form l0-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause
(ii);

                    (iii) it will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

                    (iv) it will promptly furnish to the Purchaser such other financial and operating data and such other information, in each case, with respect to the Company as the Purchaser may reasonably request.

            Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to the Purchaser a certificate of an authorized financial officer of the Company regarding compliance by the Company with the covenants set forth in Sections 7.1 and 7.2 and certifying that no default or Event of Default shall have occurred and be continuing under this Agreement.

            7.11. INFORMATION; ACCESS. The Company will permit the Purchaser and its representatives to visit and inspect, at the Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extract therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company as well as the accountants of the Company; provided, that, so long as no default or Event of Default shall have occurred under any of the Transaction Documents the Purchaser shall not without the Company's consent, which shall not be unreasonably withheld, visit and inspect the Company's properties more than four times a year.

            7.12. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Affiliates (other than the Company) or Associates, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or Associate and except that the Company may issue stock options, stock appreciation rights, restricted stock and deferred stock awards pursuant to employee benefit plans listed on
Schedule 3.11 hereto.

            7.13. NOTICE OF BREACH. As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide the Purchaser with written notice of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 7, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

            7.14. RIGHT OF THE PURCHASER TO DESIGNATE DIRECTORS. (a) The Company shall cause one person designated by the Purchaser to be nominated, and shall use its best efforts to cause such person to be elected, to the Board of Directors of the Company effective, without any further action, within five days after such person is designated and at each annual meeting of stockholders occurring thereafter (any person designated by the Purchaser pursuant to this Section 7.14 from time to time, a "PURCHASER DESIGNEE"). In connection with any annual meeting of stockholders at which the term of the Purchaser Designee is to expire, the Company will take all necessary action to include the Purchaser

Designee as one of management's nominees for director and use the same efforts to cause such Purchaser Designee to be elected to the Board of Directors of the Company as are used with respect to management's other nominees. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Purchaser Designee, the Purchaser shall be entitled to designate a successor to fill such vacancy for the unexpired term. The Company further agrees that the Purchaser shall be entitled to designate a non-voting observer to attend and participate in (but not to vote at) all meetings of the Board of Directors of the Company and any committee of the Board (the "NON-VOTING OBSERVER"). The Non-voting Observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company, and shall be entitled to participate in discussions and consult with the Board of Directors of the Company without voting. The Purchaser Designee shall be subject to the reasonable approval of the Company except if the Purchaser Designee is a bona fide employee of, or regular consultant to, Purchaser or any of its Affiliates (in which case such approval shall not be necessary).

            (b) The Company and the Purchaser acknowledge that the provisions of this Agreement, including 7.14(a) are intended to provide the Purchaser with "Contractual Management Rights" within the meaning of ERISA and the regulations promulgated thereunder.

            7.15. BOARD AND COMMITTEE NOTICE REQUIREMENT. In addition to any requirements specified in the By-Laws of the Company, the Company shall notify the Purchaser, the Purchaser Designee and the Non-voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors of the Company and (b) every meeting (or action by written consent) of the board of directors of any Subsidiary and of any committee of the Board of Directors of the Company or any Subsidiary, at least three days in advance of such meeting (or distribution of written consents).

            7.16. ACTION BY THE BOARD OF DIRECTORS. Without the approval of the Board of Directors of the Company that includes the affirmative vote of the Purchaser Designee, the Company shall not, in a single transaction or a series of related transactions, at any time after the date hereof, (a) issue any Equity Securities at a price per share of Common Stock (or, in the case of Convertible Securities (as defined in Section 10.6), having a conversion price per share of Common Stock) less than the greater of the Conversion Price or the Current Market Price of the Common Stock, (b) sell, lease, transfer or otherwise dispose of any assets other than in the ordinary course of business consistent with past practice, (c) make any capital expenditure in excess of $500,000 per fiscal year or not in accordance with the annual budget approved by the Company's Board of Directors for the then current fiscal year, or (d) amend, supplement, modify or repeal any provision of the Certificate of Incorporation or By-Laws of the Company or take any other action, including, without limitation, the adoption of a stockholders' rights plan or similar plan, or the consummation of a Capital Stock repurchase or redemption.

            7.17. REIMBURSEMENT OF CERTAIN EXPENSES. The Company shall, upon request therefor, promptly reimburse the Purchaser Designee (and, to the extent that the Purchaser Designee shall not attend or charge therefor, the Non-voting Observer) for all reasonable expenses incurred by him in connection with his attendance at meetings of the Board of Directors or of committees of the Board of Directors and any other activities undertaken by him in his capacity as a director of the Company or any Subsidiary or observer, as applicable to the same extent as the Company would reimburse any other director in respect of such activities. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Certificate of Incorporation or By-Laws of the Company or by Law. The Non-voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by Law as though he or she were a director of the Company or the Subsidiary.

            7.18. DIRECTORS' INDEMNIFICATION; INSURANCE. (a) To the extent commercially available, the Company shall at all times maintain directors' and officers' liability insurance comparable in terms and coverage to that maintained on the date hereof, and the Purchaser Designee shall be covered under such insurance.

            (b) The Certificate of Incorporation, By-laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company, and to any Non-Voting Observer as though he or she were a director of the Company. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors or Non-Voting Observer of the Company until at least six years following the date that the Purchaser Designee is no longer a member of the Board of Directors of the Company.

            (c) The Purchase Designee and any Non-Voting Observer is intended to be a third-party beneficiary of the obligations of the Company pursuant to this
Section 7.18, and the obligations of the Company pursuant to this Section 7.18 shall be enforceable by the Purchaser Designee.

            7.19. MERGER, ETC. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to, any other Person unless (i) the surviving entity shall have assumed in writing all of the obligations of the Company under each of the Transaction Documents, and (ii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in any of the Transaction Documents.

            7.20. CERTAIN ADDITIONAL PAYMENTS FOLLOWING REDEMPTION UNDER CERTAIN CIRCUMSTANCES. In the event that, within six months after the date of redemption of the Notes pursuant to Article 9, there shall be (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, (ii) an acquisition by any Person or "group" (as that term is defined in Section 13(d) (3) of the Exchange Act) of more than 30% of the capital stock, assets or property of the Company (determined by the net book value of such assets or property as of the most recently prepared balance sheet of the Company), (iii) a plan of liquidation approved by the Board of Directors, or (iv) a public announcement of any of the transactions specified in (i) through (iii) above and such transaction is consummated within six months after the date of such public announcement, then the Company shall promptly pay to the record holders of the Notes on the date of such transaction, an amount in respect of each share into which the Notes was convertible as of the date of redemption equal to the excess, if any, of (in the case of a transaction described in clause (i) or (iii)) the Fair Market Value of the consideration per share of Common Stock received or receivable in such transaction by the Company or the holders of the Company's capital stock or (in the case of a transaction described in clause (ii)) the Current Market Price for the five Trading Days immediately preceding the date of consummation of the transaction over the redemption price (calculated based upon the number of shares of Common Stock into which the Notes would have been convertible had they been so converted on the date of redemption) of the Notes paid to such holders in accordance with the terms of this Agreement. The Company shall keep the Purchaser informed of the status of any contemplated transaction or any negotiations which could reasonably result in a Change of Control.

      8. EVENTS OF DEFAULT AND REMEDIES.

            8.1. EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

            (a) NONPAYMENT OF PRINCIPAL OF, OR INTEREST ON, THE NOTES. If the Company fails to pay the principal of, interest on, or any premium due on, any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for a redemption, or otherwise; or

            (b) VOLUNTARY BANKRUPTCY AND INSOLVENCY PROCEEDINGS. If the Company or any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

            (c) ADJUDICATION OF BANKRUPTCY. If a petition or answer shall be filed proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

            (d) RECEIVERSHIP OR SEQUESTRATION. If a decree or order is entered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

            (e) DEFAULTS UNDER OTHER AGREEMENTS. The Company or any of its Subsidiaries shall (i) default in the payment of principal or interest on any Indebtedness of $100,000 or more beyond the applicable period of grace, if any, or (ii) fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $100,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $100,000 or more in the aggregate of such Indebtedness; or $100,000 or more in the aggregate of any Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than by regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or

            (f) COVENANTS. The Company shall fail to observe or perform any covenant or agreement contained in this Agreement, and, if capable of being remedied, such failure shall remain unremedied for 30 days or more; or

            (g) MISREPRESENTATION. The representations and warranties of the Company set forth in this Agreement shall not have been true and correct as of the date hereof; or

            (h) PURCHASER DESIGNEE. The failure of the Purchaser Designee to be serving as a director of the Company, which situation continues for a period of five days or more, provided that such failure is not the result of Purchaser's failing to designate a Purchaser Designee, and provided further that it shall be an Event of Default if, during any period in which no Purchaser Designee is serving as a director of the Company, a meeting of the Board of Directors of the Company shall be called or held or action shall have been taken by written consent of the directors; or

            (i) JUDGMENTS. A final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or any Subsidiary and any one such judgment in excess of $100,000 has, or such judgments aggregating in excess of $100,000 have, remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 30 days from the date of entry; or

            (j) NASDAQ LISTING. The failure of the Common Stock to be listed on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System or Small Cap Market.

            8.2. ACCELERATION OF MATURITY. If any Event of Default shall have occurred and be continuing, the holder or holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, premium, if any, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; PROVIDED that if an Event of Default under clause (b), (c), or (d) of Section 8.1 with respect to the Company or any Subsidiary shall have occurred, the outstanding principal amount of all of the Notes, premium, if any, and all accrued and unpaid interest thereon, shall immediately become due and payable in cash, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and PROVIDED, further, that if an Event of Default under clause (a) of

Section 8.1 shall have occurred and be continuing with respect to any Note, the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) holding one or more Notes in an aggregate outstanding principal amount of at least $500,000 may, by notice to the Company, declare the entire outstanding principal of such Notes so held by the Purchaser and its Affiliates, premium, if any, and all accrued and unpaid interest thereon, to be due and payable immediately in cash, and upon any such declaration the entire outstanding principal of such Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable in cash, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

            8.3. OTHER REMEDIES. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, interest will accrue at an annual default rate of 10% and, any holder of 25% in aggregate principal amount of outstanding Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

            8.4. CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

            8.5. ANNULMENT OF ACCELERATION. If a declaration is made in accordance with Section 8.2, then and in every such case, the Purchaser or the holder or holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled:

                        (i) no judgment or decree has been entered for the
            payment of any monies due on the Notes or pursuant to this Agreement;

                        (ii) all arrears of interest on the Notes and all other
            sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                        (iii) every other Event of Default shall have been duly
            waived or otherwise made good or cured;

PROVIDED, HOWEVER, that only the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) that is the holder of the Note or Notes making the declaration permitted by the last proviso of Section 8.2 may annul such declaration; and PROVIDED, FURTHER, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

            8.6. REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable Law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders. Without limiting the generality of the foregoing, if the Event of Default is the result of the Company's breach of its obligation to convert the indebtedness evidenced by the Notes into Common Stock in accordance with the terms and conditions hereof, the holder shall be entitled to specific performance of such obligation of the Company; it being expressly acknowledged and agreed by the Company that no adequate remedy at law exists for any such breach and that the holder will be irreparably harmed by any such breach by the Company.

      9.    REDEMPTION.

            9.1. OPTIONAL REDEMPTION. Subject to the last sentence of this
Section 9.1 and the Purchaser's right of conversion set forth in Section 10, the Company shall have the right, at its sole option and election made in accordance with Section 9.3(d) and subject to Section 9.3(d), to redeem the Notes, in whole but not in part, at the following Redemption Prices (plus accrued and unpaid interest):

         YEAR                            REDEMPTION PRICE (as % of principal)
         ----                            ------------------------------------
         1998......................................... 105%
         1999......................................... 104%
         2000......................................... 103%
         2001......................................... 102%
         2002......................................... 100%

Notwithstanding the foregoing, the Company shall have the right to redeem the Notes pursuant to this Section 9.1, only if (x) the Current Market Price for the Common Stock is equal to or greater than $12.00 (subject to appropriate adjustments for stock splits, combinations and similar transactions) for at least 90 consecutive Trading Days prior to delivery of the notice of redemption and (y) the Current Market Price of the Common Stock is equal to or greater than $12.00 (subject to appropriate adjustments for stock splits, combinations and similar transactions) on the date and at the time of redemption.

            9.2. CHANGE IN CONTROL. In the event that there occurs a Change in Control during the 12-month period beginning on the Closing Date and each of the anniversaries of the Closing Date in each of the years indicated, at the Purchaser's request, the Company shall make an offer to acquire the Notes, in accordance with the procedures set forth in Section 9.3(b), at the following Redemption Prices (plus accrued and unpaid interest):

         YEAR                            REDEMPTION PRICE (as % of principal)
         ----                            ------------------------------------
         1998...................................      125%
         1999...................................      120%
         2000...................................      115%
         2001...................................      110%
         2002...................................      100%

            9.3. REDEMPTION PROCEDURES. (a) Notice of any redemption of Notes pursuant to Section 9.1 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed which shall be a date at least 20 days following the date of the notice.

            (b) Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears in the Note Register, notice of such Change in Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter, during a period of 90 days from the date of such notice redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date.

            (c) On the date of any redemption being made pursuant to Section 9.1 or 9.2 which is specified in a notice given pursuant to this Section 9.3 the Company shall wire transfer to such holder in immediately available funds the Redemption Price for the principal amount of Notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption. Notwithstanding the foregoing, in the case of redemption made pursuant to Section 9.1, the Company may elect in the notice of redemption, which election shall be irrevocable without the consent of the holder of the Notes to be redeemed, to effect the redemption by delivering an amount of shares of Common Stock to the holder equal to the quotient of (i) the Redemption Price for the principal amount of Notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption divided by
(ii) the Conversion Price then in effect provided that any shares of Common Stock delivered pursuant to this Section 9.3(c) must be registered under the Securities Act and must be freely resaleable by the holder of Notes so redeemed in accordance with such act.

            (d) Notwithstanding the foregoing, the Company shall not deliver any notice of redemption pursuant to this Article 9 unless, to the extent required by the HSR Act in connection with the conversion of the Notes, (a) the Company shall have filed its HSR Notification (and the Company agrees to file an HSR Notification promptly after Purchaser's request), (b) the applicable waiting period shall have expired or been terminated, and (c) the date fixed for redemption in accordance with this Section 9.3 or conversion in accordance with
Article 10 shall be a date upon which the Purchaser shall not be prohibited from owning Voting Securities under the HSR Act.

      10.   CONVERSION.

            10.1. HOLDER'S OPTION TO CONVERT INTO COMMON STOCK. Subject to the provisions for adjustment hereinafter set forth, from and after the Closing Date, any Note or any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder at any time into fully paid and non-assessable shares of Common Stock at a conversion price, determined as hereinafter provided, in effect at the time of conversion. The number of shares of Common Stock that shall be delivered upon conversion of the Notes shall be determined by dividing the principal amount of the Notes to be converted (and such interest as the holder shall then elect to convert) by a price (the "Conversion Price") which shall initially be the Initial Conversion Price. The Conversion Price shall be adjusted in certain instances as provided in this
Section 10.

            10.2. EXERCISE OF CONVERSION PRIVILEGE. (a) Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 13.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "TRANSFER AGENT"), of a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as such holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice.

            (b) In case any Notes are to be redeemed pursuant to Section 9.1, the right of conversion of any or all of the Notes to be redeemed provided for under this Section 10 shall continue through and until the close of business on the Business Day preceding the date fixed for redemption, whereupon such conversion right shall cease and terminate as to the Notes to be redeemed unless
(i) the Company shall default in the payment of the Redemption Price or (ii) a holder of a Note to be redeemed has given notice to the Company of such holder's election to convert all or any portion of a Note prior to the date fixed for redemption.

            10.3. FRACTIONS OF SHARES; INTEREST. In connection with the conversion of any Note into Common Stock, no fractional shares shall be issued, but in lieu thereof the Company shall issue a full share of Common Stock in respect of such fractional interest.

If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion.

            10.4. RESERVATION OF STOCK; LISTING. (a) The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the entire outstanding principal amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes.

            (b) If at the time of conversion, the Common Stock is listed on a national securities exchange, is designated as a "national market system security", or a "small cap market security" on the NASDAQ, the Company shall take all action necessary to cause the shares of Common Stock issuable upon conversion of the Notes to be listed on such exchange, subject to official notice of issuance.

            10.5. RIGHTS. If the Company shall issue shares of Common Stock upon conversion of any Notes as contemplated by this Article 10, the Company shall issue together with each such share of Common Stock any rights issued to holders of Common Stock, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

            10.6. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price will be subject to adjustment from time to time as follows:

            (a) In case the Company shall at any time or from time to time after the date hereof (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock; (B) subdivide the outstanding shares of Common Stock; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Note thereafter surrendered for conversion into Common Stock shall be entitled to receive, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such $100 principal amount of Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(a) in connection with any transaction to which Section 10.6(e) applies.

            (b) If at any time following the Closing Date, the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock (collectively "CONVERTIBLE SECURITIES")) at a price per share (or having a conversion price per share) less than the greater of (i) the Initial Conversion Price and (ii) the Current Market Price per share of Common Stock as of the date of issuance of such shares (or, in the case of Convertible Securities, less than the greater of (i) the Initial Conversion Price and (ii) the Current Market Price as of the date of issuance of the Convertible Securities in respect of which shares of Common Stock were issued), then the Conversion Price shall be adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock purchasable at the greater of (i) the Initial Conversion Price and (ii) the then Current Market Price per share with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the Convertible Securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which the Convertible Securities may convert).

An adjustment made pursuant to this Section 10.6(b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 10.6(b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock and Convertible Securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 10.6(b), or (ii) any stock option plan, stock purchase plan or other benefit program of the Company or executive compensation package approved by the Company's Board of Directors involving the grant of options to employees or directors of the Company will not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this Section 10.6(b) applies. Upon the expiration unexercised of any Convertible Securities for which an adjustment has been made pursuant to this
Section 10.6(b), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this Section 10.6(b) in connection with any transaction to which Section 10.6(e) applies.

            (c) In case the Company shall at any time or from time to time after the date hereof declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities, evidences of indebtedness or property or Convertible Securities of the Company or any of its Subsidiaries by way of dividend, spinoff, self-tender or otherwise), on its Common Stock, then, and in each such case, the Conversion Price shall be adjusted by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the average Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors, a certified resolution with respect to which shall be mailed to each holder of Notes) of such dividend or distribution, and the denominator of which shall be such average Current Market Price of the Common Stock. The Company acknowledges that this Section 10.6(c) shall not constitute a waiver of Section 7.2 of this Agreement. No adjustment shall be made pursuant to this Section 10.6(c) in connection with any transaction to which Section 10.7 applies.

            (d) In case a tender or exchange offer made by the Company or any Affiliate of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Affiliate of consideration per share of Common Stock having a Fair Market Value at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Capital Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time and of which the denominator shall be the sum of (i) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (ii) the product of the number of shares of Capital Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time.

            (e) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or a substantial portion of the Company's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "MAJOR TRANSACTION". Prior to the consummation of any Major Transaction, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Major Transaction if such holder had converted its Notes immediately prior to such Major Transaction. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that the provisions of this Section 10.6 shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of the Notes, in each case if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the outstanding principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (f) If any event occurs of the type contemplated by the provisions of this Section 10.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 10.6 or decrease the number of shares of Common Stock of the Company issuable upon conversion of each Note.

            (g) For purposes of this Section 10.6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

            (h) Anything in this Section 10.6 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one percent, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one percent, such change in Conversion Price shall thereupon be given effect.

            (i) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 10.6.

            (j) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section
10.6 or in the Conversion Price then in effect shall be required by reason of the taking of such record.

            10.7. NOTICE OF CERTAIN CORPORATE ACTIONS. In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a Change in Control, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Notes at the addresses of each as shown in the Note Register as of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, Change in Control, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Major Transaction to which Section 10.6(e) applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or Change in Control or participate in such dissolution, liquidation or winding up, as the case may be.

            10.8. REPORTS AS TO ADJUSTMENTS. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this Article 10, then, and in each such case, the Company shall promptly deliver to the Purchaser, each other holder of the Notes and the Transfer Agent of the Notes and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Notes may be given in advance and included as part of the notice required under the provisions of
Section 10.7.

      11. SUBORDINATION OF NOTES.

            11.1. SUBORDINATION OF NOTES TO SENIOR INDEBTEDNESS. The Indebtedness evidenced by the Notes and all renewals and extensions thereof, all obligations of the Company under this Agreement (other than the obligations of the Company under Sections 13.10 and 13.11), the Notes and all other instruments and agreements arising out of or relating to any or all of the foregoing and all renewals and extensions thereof (collectively, the "JUNIOR INDEBTEDNESS") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

            (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full in cash, or provision shall be made for such payment in money or money's worth, before any payment is made upon the Junior Indebtedness; and if in any such event any payment or distribution, whether in cash, property, or securities shall be made upon or in respect of the Junior Indebtedness at a time when such payment is prohibited under this Section 11, the same shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full in cash, or provision shall be made for such payment in money or money's worth.

In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) in cash, or provision shall be made for such payment in money or money's worth, before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, each holder of the Notes hereby assigns and transfers to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

            (b) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity or upon a Change in Control), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full in cash, or provision shall be made for such payment in money or money's worth, all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

            (c) For purposes of this Section 11 only, the words "cash, property or securities" shall (so long as the effect of this paragraph is not to cause the Note to be treated in any case or proceeding or other event described in this Section as part of the same class of claims as any Senior Indebtedness or any class of claims on a parity with or senior to any Senior Indebtedness for any payment or distribution) not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 11. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in this Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by sale or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale or transfer, comply with the conditions set forth in this Agreement.

            In the event and during the continuance of any event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Company and the holders of the Notes of written notice of such event of default from the holders of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Junior Indebtedness, or in respect of any retirement, purchase or other acquisition by the Company of any of the Junior Indebtedness, for a period (a "BLOCKAGE PERIOD") commencing as of the earlier of the date of receipt of such notice or, if applicable, the date of such acceleration of the Senior Indebtedness, and ending 120 days thereafter (unless such Blockage Period shall be terminated by written notice to the holders of the Notes from such holders of Senior Indebtedness commencing the Blockage Period). Not more than one Blockage Period may be commenced with respect to the Junior Indebtedness during any period of 360 consecutive days. For all purposes of this paragraph (c), no event of default which existed or was continuing on the date of the commencement of any Blockage Period shall be, or be made, the basis for the commencement of a second Blockage Period by the holders of such Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            (d) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

            (e) Without in any way waiving the rights of the holders of any Junior Indebtedness under Section 7.1, each holder of Senior Indebtedness of the Company is hereby authorized by the holders of Junior Indebtedness to:

                  (i) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

                  (ii) increase or decrease the rate of interest payable thereon or any part thereof;

                  (iii) exchange, enforce, waive or release any security
            therefor;

                  (iv) apply such security and direct the order or manner of sale thereof in such manner as such holder may at its discretion determine; and/or

                  (v) release the Company or any guarantor of any Senior
            Indebtedness of the Company from liability;

all without notice to any holder of Junior Indebtedness and without affecting the subordination provided by this Agreement.

Notwithstanding anything set forth in this Section 11.1, nothing set forth herein shall restrict holders of the Notes from exercising their rights of conversion hereunder.

            11.2. PROOFS OF CLAIM OF HOLDERS OF SENIOR INDEBTEDNESS; VOTING. Each holder of Junior Indebtedness undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of any holder of Junior Indebtedness to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by such holder of Junior Indebtedness to be such holder's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of such holder, and (ii) to otherwise vote such holder's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

            11.3. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS UNIMPAIRED. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

            11.4. EFFECTS OF EVENT OF DEFAULT. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Note is declared due and payable before its maturity because of the occurrence of an Event of Default, the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.

            11.5. COMPANY'S OBLIGATIONS UNIMPAIRED. The provisions of this
Article 11 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the holders of Junior Indebtedness, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent any holder of Junior Indebtedness from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

            11.6. SUBROGATION. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Senior Indebtedness shall be paid in full in cash; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this Section 11.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

      12.   INTERPRETATION.

            12.1 DEFINITIONS. "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of the Purchaser.

            "DGCL" shall have the meaning ascribed thereto in Section 3.2.

            "BENEFICIALLY OWN" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "CAPITAL STOCK" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

            "CAPITALIZED LEASE" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

            "CAPITALIZED LEASE OBLIGATION" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

            "CHANGE IN CONTROL" shall mean:

                    (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any Subsidiary, (ii) any employee benefit plan (or related trust) of the Company or any Subsidiary, or (iii) any corporation with respect to which, following such acquisition, 50% or more of the combined voting power of the then outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of Voting Securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding Voting Securities of the Company; or

                    (b) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the Persons who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such reorganization, merger or consolidation; or

                    (c) the Incumbent Board shall cease for any reason to constitute at least 50% of the members of the Board; or

                    (d) the sale, lease or other disposition of all or a substantial part of the Company's assets in one transaction or a series of related transactions.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            "COMMISSION" shall mean the Securities and Exchange Commission.

            "COMMON STOCK" shall have the meaning ascribed thereto in the recitals.

            "COMPANY" shall have the meaning ascribed thereto in the recitals and shall include all Subsidiaries of the Company.

            "CONSOLIDATED" or "CONSOLIDATED", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

            "CONTRACTS" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

            "CONVERSION PRICE" shall have the meaning ascribed thereto in
Section 10.1.

            "COVERED DAMAGES" means any and all costs, expenses, damages or other liabilities resulting from any legal, administrative or other proceedings arising out of the consummation of the transactions contemplated hereby, other than such costs, expenses, damages or other liabilities resulting from the violation by the Purchaser of any legal investment laws or other laws restricting or governing the Purchaser's investments generally, from the violation or alleged violation by the Purchaser of any of its agreements contained herein or from the gross negligence or willful misconduct of the Purchaser or any person who controls the Purchaser.

            "CURRENT MARKET PRICE", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. If the Common Stock or such other securities are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a "national market system security" or "small cap market security" on NASDAQ. If the Common Stock or such other securities are not publicly held or so listed or designated, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

            "EQUITY SECURITIES" shall mean with respect to any Person, shares of capital stock or other equity interest of such Person, and any rights, options or warrants to purchase stock or other securities exchangeable for or convertible into capital stock of or other equity interest in such Person.

            "EMPLOYEE PLAN" shall have the meaning ascribed thereto in
Section 3.11.

            "EMPLOYEE" means each current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any Subsidiary.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder.

            "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations, under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or
(m) of the code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

            "EVENT OF DEFAULT" shall mean each of the happenings or circumstances enumerated in Section 8.1.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

            "FAIR MARKET VALUE" shall mean, as to shares of Common Stock or any other securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities during the period of five consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm with an established national reputation with respect to the valuation of such securities or property and which is selected in good faith by the Board of Directors of the Company or a committee thereof.

            "GOVERNMENTAL ENTITY" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

            "GUARANTEE" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

            "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

            "HSR NOTIFICATION" shall mean the notification of the particular transaction pursuant to the requirements of the HSR Act.

            "INCUMBENT BOARD" shall mean the individuals who, immediately after the Closing, constitute the Board of Directors of the Company (including the Original Purchaser Designee); provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

            "INDEBTEDNESS" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person including sale leasebacks, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed,
(vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

            "INITIAL CONVERSION PRICE" shall mean $5.60; provided, that, in the event the average closing price of a share of Common Stock for the 90 Trading Days following the date hereof exceeds $7.25 then the Initial Conversion Price shall be equal to $6.00. For purposes of this definition, the closing price per share of Common Stock shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the transaction reporting system applicable to securities designated as a "national market system security" or "small cap market security" on NASDAQ.

            "INTELLECTUAL PROPERTY" shall have the meaning ascribed thereto in Section 3.12(l).

            "JUNIOR INDEBTEDNESS" shall have the meaning ascribed thereto in
Section 11.1.

            "LAW" shall include any foreign, federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

            "MAJOR TRANSACTION" shall have the meaning ascribed thereto in
Section 10.6.

            "MATERIAL ADVERSE CHANGE" shall mean a change that has or may reasonably be expected to have a Material Adverse Effect.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company or any of its Subsidiaries, whether or not in the ordinary course of business.

            "NOTES" shall have the meaning ascribed thereto in the recitals.

            "NOTE REGISTER" shall have the meaning ascribed thereto in
Section 4.2.

            "OUTSTANDING" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and
(iii) Notes therefore canceled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

            "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "PURCHASER DESIGNEE" shall have the meaning ascribed thereto in
Section 7.15.

            "REDEMPTION PRICE" shall mean, (i) in the case of a redemption effected pursuant to Section 9.1, the applicable percentage of principal set forth in the table included in Section 9.1 and (ii) in the case of a redemption effected pursuant to Section 9.2, the applicable percentage of principal set forth in the table included in Section 9.2.

            "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated the date hereof between the Purchaser and the Company.

            "SEC REPORTS" shall have the meaning ascribed thereto in Section
3.4.

            "SECURITIES" shall have the meaning ascribed thereto in the recitals.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

            "SENIOR INDEBTEDNESS" shall mean, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (a) any Indebtedness for money borrowed from banks, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, except for any such Indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is subordinated in right of payment to the Notes or (ii) ranks pari passu in right of payment with the Notes and (b) any amendments, renewals, extensions, modifications and refundings of any such Indebtedness, PROVIDED, HOWEVER, so long as any Notes are outstanding, in no event shall any Indebtedness constitute Senior Indebtedness to the extent such Indebtedness is not permitted to be incurred, created, assumed or permitted to exist under
Section 7.1.

            "SHARES" shall have the meaning ascribed thereto in the recitals.

            "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            "TAX RETURN" means any return, report or similar statement required to be filed with respect to any tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

            "TRADING DAY" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Notes and the Registration Rights Agreement.

            "TRANSFER AGENT" shall have the meaning ascribed thereto in
Section 10.2.

            "VOTING SECURITIES" shall mean at any time shares of any class of Capital Stock of the Company (or other corporation) which are then entitled to vote generally in the election of directors of the Company (or such other corporation).

            12.2. ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

      13.   MISCELLANEOUS.

            13.1. PAYMENTS. The Company agrees that, so long as the Purchaser shall hold any Securities, it will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a

Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

            13.2. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

            13.3. SPECIFIC ENFORCEMENT. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

            13.4. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

            13.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            13.6. NOTICES AND OTHER COMMUNICATIONS. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

            If to Q-Med, Inc., to:

            Q-Med, Inc.
            100 Metro Park South
            Laurence Harbor, New Jersey  08878
            Telephone:  (908) 566-2666
            Facsimile:  (908) 566-0912
            Attention:  Michael W. Cox

            With a copy to:

            Sommer & Schneider LLP
            600 Old Country Road
            Garden City, New York  11530
            Telephone:  (516) 228-8181
            Facsimile:  (516) 228-8211
            Attention:  Herbert H. Sommer, Esq.

            If to the Purchaser, to:

            Galen Partners III, L.P.
            610 Fifth Avenue
            5th Floor
            New York, New York  10020
            Telephone:  (212) 218-4965
            Facsimile:  (212) 218-4998
            Attention:  David W. Jahns

            With a copy to:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York  10004
            Telephone:  (212) 859-8167
            Facsimile:  (212) 859-8587
            Attention:  Robert C. Schwenkel, Esq.
                        Ben Adler, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. All such notices, requests, consents and other communications, if sent via facsimile shall be deemed to have been given when received, if sent by overnight courier shall be deemed to have been given one (1) business day after deposit with such overnight courier and if sent via U.S. mail, shall be deemed to have been given three (3) business days after deposit in a U.S. postal depository.

            13.7. AMENDMENTS. This Agreement may be amended as to the Purchaser, any holder of the Securities and their respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than a majority of the outstanding principal amount of the Notes (treating any Notes that shall have been converted pursuant to Article 10 as still outstanding and the holders of the shares of Common Stock issued upon such conversion as holding the aggregate principal amount of Notes surrendered in the conversion). This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

            13.8. COOPERATION; FURTHER ASSURANCES. (a) The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

            (b) The Company shall take all actions necessary to ensure that the Certificate of Incorporation and By-Laws of the Company do not at any time conflict with the provisions of this Agreement.

            13.9. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Purchaser may not transfer any Notes to any Person (other than an Affiliate of the Purchaser) who to the Purchaser's knowledge owns, prior to such transfer, Voting Securities representing more than 5% of the outstanding Voting Securities of the Company.

            13.10. EXPENSES. The Company shall pay (x) all reasonable costs and expenses of Purchaser and each Person who controls the Purchaser (including, without limitation, their respective fees and expenses of their counsel and accountants) (collectively, "EXPENSES") and (y) indemnify the Purchaser and each Person who controls the Purchaser from all Covered Damages, in each case incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby; PROVIDED, that, in no event shall the Company's liability under subclause (x) exceed $25,000. The Company further agrees to pay to holders of Securities all reasonable costs and expenses relating to any future amendment or supplement to any of the Transaction Documents or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the holders of Securities relating to the enforcement of any of the Transaction Documents.

            13.11. INDEMNIFICATION. Each party (an "INDEMNIFYING PARTY") hereto agrees to indemnify and hold harmless the other party (an "INDEMNIFIED PARTY") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorneys' fees, that such Indemnified Party shall incur or suffer, that arise, result from, or relate to any breach of, or failure by such Indemnifying Party to perform, any of its representations, warranties, covenants, or agreements set forth in any of the Transaction Documents.

            13.12. SURVIVAL. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions occurring on the Closing Date shall survive the Closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

            13.13. TRANSFER OF SECURITIES. (a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear the following legends:

            "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

            (b) The requirement that the above securities legend be placed upon any Note or any certificate representing the Securities shall cease and terminate when such securities are transferred in any transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, a "no-action" letter from the staff of the Commission, or a representation letter from such seller, addressed to the Company, in each case, to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates or instruments containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates or instruments evidencing such securities not bearing such legend.

            13.14. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

            13.15. SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to the Transaction Documents and the transactions contemplated thereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United State of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

            13.16. SERVICE OF PROCESS. Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

            13.17. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE NOTES.

            13.18. PUBLIC ANNOUNCEMENTS. Neither the Company nor the Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

            13.19. SIGNATURES. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized.

                                  Q-MED, INC.


                                  By:  /s/MICHAEL W. COX
                                     ------------------------------------
                                     Name:   Michael W. Cox
                                     Title:  President


                                  GALEN PARTNERS III, L.P.


                                  By:  /s/BRUCE F. WESSON
                                     ------------------------------------
                                     Name:  Bruce F. Wesson
                                     Title: General Partner of
                                            Claudius, L.L.C., General Partner


                                  GALEN PARTNERS INTERNATIONAL III, L.P.


                                  By:  /s/BRUCE F. WESSON
                                     ------------------------------------
                                     Name:  Bruce F. Wesson
                                     Title: General Partner of
                                            Claudius, L.L.C., General Partner


                                  GALEN EMPLOYEE FUND III, L.P.


                                  By:  /s/BRUCE F. WESSON
                                     ------------------------------------
                                     Name:  Bruce F. Wesson
                                     Title: General Partner